EXHIBIT 23.2

Chaifetz & Schreiber, P.C.
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Certified Public Accountants                        21 Harbor Park N
                                                    Port Washington, NY 11050
                                                    Telephone: (516) 484-8700
                                                    Facsimile: (516) 484-8770
                                                    www.chaifetzandschreiber.com

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Xfone, Inc.
960 High Road
London, N12 9RY
UK

We hereby consent to the incorporation by reference in a Registration Statement on Form S-8 of our report dated May 10, 2001 appearing in the Registration
Statement on Form SB-2 of Xfone, Inc. and subsidiary for the year ended December
31, 2000.

/s/ Chaifetz & Schreiber, P.C.
Chaifetz & Schreiber, P.C.

Port Washington, New York
January 10, 2002